UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2018

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2018, the Board of Directors of Hillenbrand, Inc. (the “Company”), on the recommendation of the Nominating/Corporate Governance Committee, elected Daniel C. Hillenbrand to the Company’s Board of Directors as an independent director. Mr. Hillenbrand will serve an initial term that will expire at the Company’s next annual meeting of shareholders in February 2019, where he will be up for election for another term. As previously announced, a current Board member will be retiring at that time per the Company’s mandatory retirement policy.

Mr. Hillenbrand was also appointed to the Board’s Nominating/Corporate Governance and Audit Committees.

The Company’s press release announcing the appointment of Mr. Hillenbrand is attached as Exhibit 99.1 to this Current Report.

Mr. Hillenbrand will be entitled to receive compensation for his service on the Board consistent with the Company’s compensation program for non-employee directors, as described under the heading “Compensation of Directors” in the Company’s proxy statement for its 2018 annual meeting of shareholders, filed with the Securities and Exchange Commission on January 2, 2018.

There are no transactions and no proposed transactions between Mr. Hillenbrand (or any member of his immediate family) and the Company (or any of its subsidiaries), and there is no arrangement or understanding between Mr. Hillenbrand and any other person or entity pursuant to which Mr. Hillenbrand was appointed as a director of the Company.

Item 9.01                       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 14, 2018 issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.

	BY:	/s/ Nicholas R. Farrell
Nicholas R. Farrell
Vice President, General Counsel, Secretary and Chief Compliance Officer

DATE: May 14, 2018